September 4, 2014


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American
Depositary
Receipts representing
one hundred
deposited share of
ADVFN plc
Form F6, Registration
No.
333141866


Ladies and Gentlemen

Pursuant to Rule 424b3
under the
Securities Act of 1933,
as amended,
on behalf of The Bank
of New York
Mellon, as Depositary
for securities
against which American
Depositary
Receipts are to be
issued, we attach
a copy of the new
prospectus
Prospectus reflecting
the removal
of the par value and
change in
Ratio.

As required by Rule
424e, the upper
right hand corner of
the Prospectus
cover page has a
reference to Rule
424b3 and to the file
number of the
registration statement
to which the
Prospectus relates.

Pursuant to Section III
B of the
General Instructions to
the Form F6
Registration Statement,
the
Prospectus consists of
the ADR
certificate with the
removal of the
par value and the
revised ratio for
ADVFN plc.

The Prospectus has been
revised to
reflect the new ratio,
and has been
overstamped with

Effective September 4,
2014 the
Companys American
Depositary
Share Ratio changed to
Each
American Depositary
Share
represents four 4
Deposited
Shares.

Please contact me with
any
questions or comments
at 212
8154888


Vanessa Salazar
Vice President
The Bank of New York
Mellon
ADR Division


Encl.
CC Paul Dudek, Esq.
Office of
International Corporate
Finance











Depositary Receipts